EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Reports Fourth-Quarter and Full-Year 2023 Financial Results
Provides Annual Guidance for 2024

BEDFORD, Mass., February 26, 2024 -- iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the fourth quarter and full year ended December 30, 2023.

Fourth Quarter 2023 Financial Performance Highlights
•Revenue was $307.5 million compared to $357.9 million last year
•GAAP net loss per share was ($2.28) compared to GAAP net loss per share of ($3.07) last year
•Non-GAAP net loss per share was ($1.82) compared to non-GAAP net loss per share of ($1.54) last year

Fiscal 2023 Financial Performance Highlights
•Revenue declined to $890.6 million from $1,183.4 million in 2022
•GAAP net loss per share was ($11.01) compared to GAAP net loss of ($10.52) in 2022
•Non-GAAP net loss per share was ($7.73) compared to non-GAAP net loss per share of ($4.50) in 2022

"As we shared last month, we are actively implementing an operational restructuring plan designed to both stabilize the business in the current environment and advance our growth initiatives," said Glen Weinstein, Interim CEO of iRobot. "The plan will simplify our cost structure, create a more sustainable business model, and enable us to focus on our core value drivers. As we move forward with urgency and focus, our management team and Board are confident in iRobot's ability to build on our innovation and to navigate this period successfully as a standalone company."

"We are managing through a challenging period and making critical strategic progress that we believe will help expand and better position our business for the future," added Weinstein. "We are confident that the actions we are taking today will drive improved performance going forward."

iRobot anticipates full year 2024 revenue between $825 and $865 million. iRobot expects full year 2024 GAAP net loss per share between ($3.13) and ($2.70) and non-GAAP net loss per share between ($3.73) and ($3.30).

iRobot's top financial priorities are liquidity and careful cash management. With the operational restructuring plan announced last month, iRobot anticipates a significant improvement in cash outflow from operations in fiscal 2024 compared with the reported cash outflow from operations of ($114.8) million for full year 2023. Excluding the net proceeds from the $94 million break-up fee from Amazon, iRobot expects negative cash flow from operations in Q1 and Q2 and anticipates generating modest positive cash flow from operations in both Q3 and Q4 during fiscal 2024.

Operational Restructuring Plan
As announced on January 29, 2024, the Company has initiated an operational restructuring plan designed to more closely align its cost structure with near-term revenue expectations and drive bottom-line improvement. These measures include:
•Achieving margin improvements through a focus on design-to-value and more attractive terms with manufacturing partners with an anticipated GAAP gross margin of between 31% and 33% and non-GAAP gross margin of between 32% and 34% in 2024;
•Reducing research and development expense by approximately $25 million through relocating certain non-core engineering functions and pausing work unrelated to iRobot's core floorcare business to focus on innovation and development efforts on the Company's key revenue generators;
•Centralizing global marketing activities to be more efficient in iRobot's demand generation efforts, which we anticipate will result in a decrease in overall selling and marketing expenses by $40 million including working marketing reduction of $20 million;
•Streamlining the Company's legal entity and real estate footprint to fit its current business needs and near-term revenue expectations; and
•Implementing workforce reductions of approximately 350 employees, which represents 31 percent of the Company's workforce as of December 30, 2023, with the majority of notifications taking place by March 30, 2024. As part of this workforce reduction, iRobot expects to record restructuring charges totaling between $12 million and $13 million, primarily for severance and related costs.

Fourth-Quarter Operational and Recent Highlights
•Geographically, fourth quarter 2023 revenue declined 20% in the U.S., 19% in Japan and 5% in EMEA over the prior period last year. Full year 2023 revenue declined 30% in the U.S., 21% in Japan and 11% in EMEA.
•Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 83% of total robot sales in the fourth quarter of 2023 versus 84% from the same period last year.
•iRobot's product lineup received positive reviews across regions in media outlets including Reviewed, TechRadar, Homes & Gardens, CNN Underscored, Lifehacker, TechHive, ZDNET, Xataka, T3, Tom’s Guide and Gear Patrol.
•The iRobot Roomba Combo j9+ was named 'Best Robot Vacuum' by U.S. News & World Report. The Company's products received other notable accolades from media outlets including GQ, Popular Mechanics, Gear Patrol and GoodsPress.
•iRobot products were featured as recommended deals and gifts in Black Friday/Cyber Monday and holiday gift guide-related coverage in TODAY, Good Morning America, Esquire and many other top media outlets.

2024 Financial Outlook
iRobot is providing GAAP and non-GAAP financial expectations for the fiscal year ending December 28, 2024. A detailed reconciliation between the Company's GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2024:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$825 - $865 million	—	$825 - $865 million
Gross Margin	31% to 33%	~1%	32% to 34%
Operating Loss	($41) – ($29) million	~($17) million	($58) – ($46) million
Net Loss Per Share	($3.13) – ($2.70)	~($0.60)	($3.73) – ($3.30)

•For the first half of 2024, revenue is expected to decline in the high teens to low 20s percentage range compared to the first half of 2023, with Q2 expected to be the weaker quarter as the Company expects a shifting of orders into Q3.
•For the second half of the year, the Company anticipates a mid-single-digit percentage improvement in revenue compared to the second half of 2023.
•iRobot anticipates that the majority of the gross margin improvement will occur in the second half of the year as the Company ramps its initiatives.

Fourth-Quarter 2023 Results Conference Call
iRobot will host a live webcast and conference call tomorrow at 8:30 a.m. ET to discuss its fourth-quarter 2023 financial results and its outlook for fiscal year 2024. Pertinent conference call details include:

Date:	February 27, 2024
Time:	8:30 a.m. ET
Call-In Number:	203-518-9783
Conference ID:	IRBTQ423

A live webcast of the conference call will be accessible on the event section of the Company's website at https://investor.irobot.com/events/event-details/q4-2023-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through March 5, and can be accessed by dialing 402-220-7330.

About iRobot Corp. iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot's product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company's expectations regarding future financial performance, including with respect to 2024 revenue, gross margin, operating loss and loss per share; and the Company's implementation of its operational restructuring plan, the expected business and financial impacts thereof, and related restructuring charges. These forward-looking statements are based on the Company's current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "could," "seek," "see," "will," "may," "would," "might," "potentially," "estimate," "continue," "expect," "target," similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company's ability to obtain capital when desired on favorable terms, if at all; (ii) our restructuring efforts may not be successful; (iii) the impact of the COVID-19 pandemic and various global conflicts on the Company's business and general economic conditions; (iv) the Company's ability to implement its business strategy; (v) the risk that disruptions from the proposed restructuring will harm the Company's business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel, including successfully navigating its leadership transition; (vii) legislative, regulatory and economic developments affecting the Company's business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships that could affect the Company's financial performance; (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (xii) current supply chain challenges including current constraints in the availability of certain semiconductor components used in the Company's products; (xiii) the financial strength of the Company's customers and retailers; (xiv) the impact of tariffs on goods imported into the United States; and (xv) competition, as well as the Company's response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" in the Company's most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company's financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue	$307,544	$357,872	$890,580	$1,183,383
Cost of revenue:
Cost of product revenue	249,112	272,367	693,217	830,478
Amortization of acquired intangible assets	301	280	1,166	2,812
Total cost of revenue	249,413	272,647	694,383	833,290
Gross profit	58,131	85,225	196,197	350,093
Operating expenses:
Research and development	26,951	40,615	144,087	166,508
Selling and marketing	59,673	95,952	201,676	293,307
General and administrative	18,903	33,527	109,148	118,112
Amortization of acquired intangible assets	4,837	(54)	5,366	12,549
Total operating expenses	110,364	170,040	460,277	590,476
Operating loss	(52,233)	(84,815)	(264,080)	(240,383)
Other expense, net	(4,758)	(1,393)	(28,975)	(21,300)
Loss before income taxes	(56,991)	(86,208)	(293,055)	(261,683)
Income tax expense (benefit)	6,603	(2,107)	11,655	24,612
Net loss	$(63,594)	$(84,101)	$(304,710)	$(286,295)

Net loss per share:
Basic	$(2.28)	$(3.07)	$(11.01)	$(10.52)
Diluted	$(2.28)	$(3.07)	$(11.01)	$(10.52)

Number of shares used in per share calculations:
Basic	27,880	27,379	27,676	27,214
Diluted	27,880	27,379	27,676	27,214

Stock-based compensation included in above figures:
Cost of revenue	$935	$620	$3,160	$2,194
Research and development	3,653	2,816	12,391	10,473
Selling and marketing	1,622	1,558	5,843	6,358
General and administrative	3,966	3,402	14,662	12,880
Total	$10,176	$8,396	$36,056	$31,905

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$185,121	$117,949
Accounts receivable, net	79,387	66,025
Inventory	152,469	285,250
Other current assets	48,513	59,076
Total current assets	465,490	528,300
Property and equipment, net	40,395	60,909
Operating lease right-of-use assets	19,642	26,084
Deferred tax assets	8,512	16,248
Goodwill	175,105	167,724
Intangible assets, net	5,044	11,260
Other assets	19,510	24,918
Total assets	$733,698	$835,443

Liabilities and stockholders' equity
Accounts payable	$178,318	$184,016
Accrued expenses	97,999	98,959
Deferred revenue and customer advances	10,830	13,208
Total current liabilities	287,147	296,183
Term loan	201,501	—
Operating lease liabilities	27,609	33,247
Other long-term liabilities	20,954	30,297
Total long-term liabilities	250,064	63,544
Total liabilities	537,211	359,727
Stockholders' equity	196,487	475,716
Total liabilities and stockholders' equity	$733,698	$835,443

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	December 30, 2023	December 31, 2022
Cash flows from operating activities:
Net loss	$(304,710)	$(286,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,791	47,869
Loss on equity investment	3,910	19,718
Stock-based compensation	36,056	31,905
Change in fair value of term loan	5,904	—
Debt issuance costs expensed under fair value option	11,837	—
Deferred income taxes, net	6,563	18,799
Other	(17,694)	(1,003)
Changes in operating assets and liabilities — (use) source
Accounts receivable	(11,748)	94,750
Inventory	125,710	49,399
Other assets	13,941	52,029
Accounts payable	(4,604)	(73,598)
Accrued expenses and other liabilities	(12,749)	(43,594)
Net cash used in operating activities	(114,793)	(90,021)

Cash flows from investing activities:
Additions of property and equipment	(2,862)	(12,325)
Purchase of investments	(233)	(3,150)
Sales and maturities of investments	—	17,723
Net cash (used in) provided by investing activities	(3,095)	2,248

Cash flows from financing activities:
Proceeds from employee stock plans	9	4,719
Income tax withholding payment associated with restricted stock vesting	(2,802)	(1,775)
Proceeds from term loan	200,000	—
Payment of debt issuance costs	(11,837)	—
Net cash provided by financing activities	185,370	2,944

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,456	1,321
Net increase (decrease) in cash, cash equivalents and restricted cash	69,938	(83,508)
Cash, cash equivalents and restricted cash, at beginning of period	117,949	201,457
Cash, cash equivalents and restricted cash, at end of period	$187,887	$117,949

Cash, cash equivalents and restricted cash, at end of period:
Cash and cash equivalents	$185,121	$117,949
Restricted cash, current (included in other current assets)	1,000	—
Restricted cash, non-current (included in other assets)	1,766	—
Cash, cash equivalents and restricted cash, at end of period	$187,887	$117,949

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue by Geography: *
Domestic	$139,806	$175,481	$428,531	$615,107
International	167,738	182,391	462,049	568,276
Total	$307,544	$357,872	$890,580	$1,183,383

Robot Units Shipped *
Vacuum	1,075	1,213	2,834	3,772
Mopping	64	122	200	410
Total	1,139	1,335	3,034	4,182

Revenue by Product Category **
Vacuum***	$291	$331	$831	$1,066
Mopping and other****	17	27	60	117
Total	$308	$358	$891	$1,183

Average gross selling prices for robot units	$370	$362	$360	$337

Headcount	1,113	1,254

* in thousands
** in millions
*** Includes Roomba robot vacuum-related accessory revenue
**** Includes Braava robot mop-related accessory revenue and air purifier, handheld vacuum and Root

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger which was terminated on January 28, 2024. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Tariff Refunds: Our exclusion from Section 301 List 3 tariffs was reinstated in March 2022, which temporarily eliminates tariffs on our Roomba products imported from China beginning on October 12, 2021 until December 31, 2022. This temporary exclusion, which was subsequently extended until December 31, 2023, and then further extended until May 31, 2024, entitles us to a refund of all related tariffs previously paid since October 12, 2021. We exclude the refunds for tariff costs expensed during fiscal 2021 from our 2022 non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance costs, certain professional fees, costs associated with consolidation of facilities, warehouses and any other leased properties, and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Debt issuance costs: Debt issuance costs include various incremental fees and commissions paid to third parties in connection with the issuance of debt.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We regularly assess the need to record valuation allowances based on non-GAAP profitability and other factors. We also exclude certain tax items, including the impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. During fiscal 2023, we concluded that, based on the introduction of negative evidence associated with increased expenses expected from the Term Loan issued during 2023, it is no longer more likely than not that the net deferred tax assets are recoverable on a non-GAAP basis. Accordingly, we recorded a valuation allowance as a non-GAAP adjustment during fiscal 2023. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors' consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
GAAP Revenue	$307,544	$357,872	$890,580	$1,183,383

GAAP Gross Profit	$58,131	$85,225	$196,197	$350,093
Amortization of acquired intangible assets	301	280	1,166	2,812
Stock-based compensation	935	620	3,160	2,194
Tariff refunds	—	—	—	(11,727)
Net merger, acquisition and divestiture expense	(1,159)	462	(262)	462
Restructuring and other	—	—	174	4,551
Non-GAAP Gross Profit	$58,208	$86,587	$200,435	$348,385
GAAP Gross Margin	18.9%	23.8%	22.0%	29.6%
Non-GAAP Gross Margin	18.9%	24.2%	22.5%	29.4%

GAAP Operating Expenses	$110,364	$170,040	$460,277	$590,476
Amortization of acquired intangible assets	(4,837)	54	(5,366)	(12,549)
Stock-based compensation	(9,241)	(7,776)	(32,896)	(29,711)
Net merger, acquisition and divestiture expense	7,167	(10,079)	(14,824)	(18,195)
Restructuring and other	81	(3,628)	(7,981)	(9,042)
Non-GAAP Operating Expenses*	$103,534	$148,611	$399,210	$520,979
GAAP Operating Expenses as a % of GAAP Revenue	35.9%	47.5%	51.7%	49.9%
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue*	33.7%	41.5%	44.8%	44.0%

GAAP Operating Loss	$(52,233)	$(84,815)	$(264,080)	$(240,383)
Amortization of acquired intangible assets	5,138	226	6,532	15,361
Stock-based compensation	10,176	8,396	36,056	31,905
Tariff refunds	—	—	—	(11,727)
Net merger, acquisition and divestiture expense	(8,326)	10,541	14,562	18,657
Restructuring and other	(81)	3,628	8,155	13,593
Non-GAAP Operating Loss*	$(45,326)	$(62,024)	$(198,775)	$(172,594)
GAAP Operating Margin	(17.0)%	(23.7)%	(29.7)%	(20.3)%
Non-GAAP Operating Margin*	(14.7)%	(17.3)%	(22.3)%	(14.6)%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
GAAP Income Tax Expense (Benefit)	$6,603	$(2,107)	$11,655	$24,612
Tax effect of non-GAAP adjustments	155	(22,986)	720	(50,635)
Other tax adjustments	(6,182)	4,690	(10,331)	(25,789)
Non-GAAP Income Tax Expense (Benefit)	$576	$(20,403)	$2,044	$(51,812)

GAAP Net Loss	$(63,594)	$(84,101)	$(304,710)	$(286,295)
Amortization of acquired intangible assets	5,138	226	6,532	15,361
Stock-based compensation	10,176	8,396	36,056	31,905
Tariff refunds	—	—	—	(11,727)
Net merger, acquisition and divestiture expense	(8,326)	10,541	14,562	18,657
Restructuring and other	(81)	3,628	8,155	13,593
Loss on strategic investments	—	890	3,910	19,718
Debt issuance costs	—	—	11,837	—
Income tax effect	6,027	18,296	9,611	76,424
Non-GAAP Net Loss*	$(50,660)	$(42,124)	$(214,047)	$(122,364)

GAAP Net Loss Per Diluted Share	$(2.28)	$(3.07)	$(11.01)	$(10.52)
Amortization of acquired intangible assets	0.18	0.01	0.24	0.56
Stock-based compensation	0.36	0.31	1.30	1.17
Tariff refunds	—	—	—	(0.43)
Net merger, acquisition and divestiture expense	(0.30)	0.38	0.53	0.69
Restructuring and other	—	0.13	0.29	0.50
Loss on strategic investments	—	0.03	0.14	0.72
Debt issuance costs	—	—	0.43	—
Income tax effect	0.22	0.67	0.35	2.81
Non-GAAP Net Loss Per Diluted Share*	$(1.82)	$(1.54)	$(7.73)	$(4.50)

Number of shares used in diluted per share calculation	27,880	27,379	27,676	27,214

Supplemental Information
Days sales outstanding	24	17
GAAP Days in inventory	56	95
Non-GAAP Days in inventory(1)	56	96

* Beginning in the fourth quarter of 2023, we updated our calculation of non-GAAP financial measures to no longer exclude "IP litigation expense, net." The metrics for each period are presented in accordance with this updated methodology; as a result, the 2022 fiscal year measures differ from those previously presented by the amount of IP litigation expense, net recorded in such period.

(1) Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.

iRobot Corporation
Supplemental Data - Impact of Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Section 301 Tariff Costs	$467	$497	$1,560	$2,968
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(0.2)%	(0.1)%	(0.2)%	(0.3)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.02)	$(0.02)	$(0.06)	$(0.11)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.02)	$(0.01)	$(0.06)	$(0.08)

Certain numbers may not total due to rounding

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2024 GAAP to Non-GAAP Guidance
(unaudited)

FY-24
GAAP Gross Profit	$258 - $288 million
Stock-based compensation	~$4 million
Restructuring and other	~$2 million
Total adjustments	~$6 million
Non-GAAP Gross Profit	$264 - $294 million

FY-24
GAAP Gross Margin	31% - 33%
Stock-based compensation	~1%
Restructuring and other	~0%
Total adjustments	~1%
Non-GAAP Gross Margin	32% - 34%

FY-24
GAAP Operating Loss	($41) - ($29) million
Amortization of acquired intangible assets	~$1 million
Stock-based compensation	~$41 million
Net merger, acquisition and divestiture expense (income)	~($74) million
Restructuring and other	~$15 million
Total adjustments	~($17) million
Non-GAAP Operating Loss	($58) - ($46) million

FY-24
GAAP Net Loss Per Diluted Share	($3.13) - ($2.70)
Amortization of acquired intangible assets	~$0.03
Stock-based compensation	~$1.45
Net merger, acquisition and divestiture expense (income)	~($2.61)
Restructuring and other	~$0.53
Income tax effect	~$0
Total adjustments	~($0.60)
Non-GAAP Net Loss Per Diluted Share	($3.73) - ($3.30)

Number of shares used in diluted per share calculations	~28.3 million